UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 13, 2005

NexMed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
350 Corporate Boulevard, Robbinsville, New Jersey		08691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (609) 208-9688

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 13, 2005, NexMed, Inc. (“NexMed”) and its wholly-owned subsidiary NexMed International Limited entered into an exclusive global licensing agreement with Novartis International Pharmaceutical Ltd., for NexMed’s proprietary NM100060 nail lacquer treatment for onychomycosis, commonly known as nail fungus. NM100060 is currently in Phase 1 development in the U.S.

Under the agreement, Novartis acquired the exclusive worldwide rights to NM100060 and will assume all further development, regulatory, manufacturing and commercialization responsibilities as well as costs.

Under the terms of the agreement, NexMed expects to receive up to $51 million in upfront and milestone payments on the achievement by Novartis of specific development and regulatory milestones over an anticipated period of at least three years. Of this amount, an initial cash payment of $4 million will be paid at signing with another $2 million expected to be paid in six to twelve months. In addition, NexMed will receive royalties based upon the level of sales achieved. The royalty term is the later of ten years or the expiration of product patents on a country-by-country basis. Commercial sale of the product is expected to begin no earlier than in 2008.

Novartis may terminate this agreement, in its entirety or on a country-by-country basis, in its sole discretion at any time during the term on not less than ninety (90) days prior written notice to NexMed if such termination occurs prior to product launch in such country and not less than one hundred eighty (180) days prior written notice to NexMed if such termination occurs after product launch in such country. However, regardless of the date of termination, Novartis is obligated to complete the first Phase III clinical trial for the product.

NexMed’s proprietary anti-fungal lacquer NM100060 incorporates NexACT penetration enhancers with terbinafine, the active ingredient in Novartis’ anti-fungal drug Lamisil®.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

99.1*  License Agreement, dated September 13, 2005, between NexMed, Inc., NexMed International Limited and Novartis International Pharmaceutical Ltd.

99.2 Press release dated September 15, 2005 issued by NexMed, Inc., announcing entry into a license agreement with Novartis International Pharmaceutical Ltd. for NM100060.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment with the SEC. Such portions have been filed separately with the SEC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Y. Joseph Mo

Name: Y. Joseph Mo
Title: President and Chief Executive Officer

Date: September 15, 2005